THIS OPTION AND THE SECURITIES ISSUABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW.  THIS OPTION AND SUCH SECURITIES MAY NOT BE SOLD, OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR SAID ACT OR SAID LAWS.

NEAH POWER SYSTEMS, INC.

Option to Purchase Shares of Common Stock

Date of Grant: August 25, 2011

THIS CERTIFIES THAT [______________________] with an address of [

    ], (the “Holder”) is granted a Nonqualified Stock Option (this “Option”) to purchase from NEAH POWER SYSTEMS, INC., a Nevada corporation (the “Company”), at any time during the period specified in Paragraph 2 hereof, up to [______________________] fully paid and non-assessable shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.01 per share (the “Exercise Price”). The term “Option Shares,” as used herein, refers to the shares of Common Stock purchasable hereunder. The Option Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof. This Option is granted pursuant to the Neah Power Director, Officer, and Employee Sales Incentive Plan dated August 25, 2011 (the “Plan”).

This Option is subject to the following terms, provisions, and conditions:

1.

Manner of Exercise; Issuance of Certificates; Payment for Shares.

(a)

Subject to the provisions hereof, this Option may be exercised by the Holder hereof, in whole or in part, at any time prior to the “Expiration Date” (as defined in Paragraph 2 below), by the surrender of this Option, together with a completed Notice of Exercise of Stock Option in the form attached hereto (the “Exercise Notice”), to the Company during normal business hours on any business day at the Company’s principal executive office (or such other office or agency of the Company may designate by notice to the Holder hereof), together with payment to the Company of the Exercise Price for the Option Shares specified in the Exercise Notice in cash, by certified or official bank check or by wire transfer for the account of the Company. The Option Shares so purchased shall be deemed to be issued to the Holder, as the record owner of such shares, as of the close of business on the date on which this Option shall have been surrendered, the completed Exercise Notice shall have been delivered, and payment shall have been made for such Option Shares as set forth above. The Company shall cause certificates for the Option Shares so purchased, representing the aggregate number of Option Shares specified in the Exercise Notice, to be delivered by the Company to the Holder hereof within a reasonable time, not exceeding three (3) business days after this Option shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder. If this Option shall have been exercised only in part, then, unless this Option has expired, the Company shall deliver to the Holder a new Option representing the number of Option Shares with respect to which this Option shall not then have been exercised, which new Option shall in all other respects be identical with this Option.

            (b)    In lieu of the cash payment set forth above, this Option may also be exercised by means of any of the following:

(i)

a net cashless exercise, in which the Holder shall be entitled to receive the number of Option Shares equal to the quotient obtained by dividing X (A-B) by A, where X equals the number of Option Shares first set forth above, B equals the Exercise Price, and A equals (i) the average closing market price over the five trading days immediately preceding the date of such exercise, if the Common Stock is then publicly traded or quoted, or (ii) the fair market value on the exercise date as reasonably determined by the Company’s board of directors (in either case, the “Fair Market Value”).

 (ii)

If the Common Stock of the Company is publicly traded, a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; or

(iii)

Unless the Company’s Board of Directors in its sole discretion determines otherwise, shares of the capital stock of the Company held by the Holder for a period of at least six months having a Fair Market Value at the time of exercise equal to the exercise price.

2.

Term and Vesting.  This option shall terminate, and may no longer be exercised, after the expiration of ten (10) years from the date of grant (the “Expiration Date”) and shall vest incrementally up to the first $20 million of Receipts, as described in the Plan, at a rate equal to (a) the amount of such Receipts, multiplied by (b) 0.0715, and divided by (c) the Exercise Price.  Participant acknowledges and agrees that the exercise of Option Shares granted to all participants under the Plan in will also be conditional upon an increase to the number of authorized shares of the Company’s Common Stock in a quantity large enough to accommodate exercise of the additional Option Shares (the “Share Increase”).  The foregoing limitations to vesting under the Plan will be applied proportionately to the individual Plan participants. The Company may waive or accelerate the vesting of Options at any time. The exercise of the Option and the issuance and transfer of Option Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s common stock may be listed at the time of such issuance or transfer.

3.

Termination of Employment.

(a)

Termination by Company for Cause or by Participant.  If Participant’s employment or other services with the Company is terminated by the Company for Cause or is terminated by Participant (including due to the death or disability of Participant), then all vesting on the Option shall immediately cease and the Option, solely to the extent that it would have been exercisable by Participant on the date of termination, may be exercised by Participant no later than three months after the date of termination, but in any event no later than the Expiration Date. For purposes of this paragraph “Cause” shall mean the following:  (i) violation by Participant of a state or federal criminal law involving the commission of a crime against the Company, or any felony or theft; (ii) fraud or willful or intentional misrepresentation by Participant with respect to the business of the Company; (iii) any intentional act by Participant that substantially impairs the Company’s business, goodwill or reputation, (iv) willful misconduct by Participant in the performance of his duties, or (v) dereliction of duties, abandonment of the job, or significant underperformance relative to expectations for Participant (after notice to Participant and the opportunity to cure such action).

(b)

Other Termination by the Company.  If Participant’s employment or other services with the Company is terminated by the Company for any reason other than for Cause, the Option shall continue to vest for all Receipts under the Plan through the term of the Plan, notwithstanding that vesting occurs after termination. Participant shall have the right to exercise the Option at any time prior to the Expiration Date.

(c)

No Obligation to Employ.  Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship (whether as an employee, officer, director, consultant or otherwise) with, the Company or any parent, subsidiary or affiliate of the

Company, or limit in any way the right of the Company (or any parent, subsidiary or affiliate of the Company) to terminate Participant’s employment or other relationship at any time, with or without cause.

4.

Certain Agreements of the Company.  The Company hereby covenants and agrees as follows:

(a)

Shares to be Fully Paid.  All Option Shares will, upon issuance in accordance with the terms of this Option, be validly issued, fully paid, and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof.

(b)

Reservation of Shares.  The Company covenants and agrees that, subject to and conditioned on obtaining requisite shareholder approval for the Share Increase, it shall reserve and set apart and have at all times, free from preemptive rights, the number of authorized but unissued shares of Common Stock deliverable upon the exercise in full of this Option, and it shall have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all of its obligations hereunder.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise in full of this Option, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, taking appropriate board action, recommending such an increase to the holders of Common Stock, holding stockholders’ meetings and soliciting votes and proxies in favor of such increase to obtain the requisite stockholder approval, and upon such approval, the Company shall reserve and keep available such additional shares solely for the purpose of permitting the exercise of this Option.

(c)

Certain Actions Prohibited.  The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Option and in the taking of all such action as may reasonably be requested by the Holder of this Option in order to protect the exercise privilege of the Holder of this Option against impairment, consistent with the tenor and purpose of this Option.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Option above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Option.

5.

Anti-dilution Provisions.  Until the Expiration Date, the Exercise Price and the number of Option Shares shall be subject to adjustment from time to time as provided in this Paragraph 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded to the nearest tenth of a cent.

            (a)        Subdivision or Combination of Common Stock.  If the Company at any time shall :

(i)

take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii)

subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its outstanding shares of Common Stock into a greater number of shares of Common Stock , or

(iii)

combine (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (x) the number of shares of Common Stock for which this Option is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Option is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (y) the Exercise Price shall be adjusted to equal (A) the Exercise Price multiplied by the number of shares of Common Stock for which this Option is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Option is exercisable immediately after such adjustment.

(b)

Consolidation, Merger or Sale.  In case the Company after the date hereof shall (i) consolidate with or merge into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger, or permit any other entity to consolidate with or merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other entity or cash or any other property, (ii) sell, convey or otherwise transfer all or substantially all of its properties or assets to any other entities in one or more related transactions or (iii) effect a capital reorganization or reclassification of the Common Stock , then as a condition of such consolidation, merger or sale or conveyance, the Company shall make or cause to be made adequate provision whereby the Holder of this Option will have the right to acquire and receive upon exercise of this Option in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Option (at the aggregate Exercise Price in effect at the time of such consummation for all Common Stock issuable upon such exercise immediately prior to such consummation), the amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Option immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Paragraph 4.  In any such case, the Company will make appropriate provision to ensure that the provisions of this Paragraph 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Option.

(c)

Distribution of Assets.  In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder of this Option shall be entitled upon exercise of this Option for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

(d)

Minimum Adjustment of Exercise Price.  No adjustment of the Exercise Price shall be made in an amount of less than $0.001, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than $0.001.

(e)

No Fractional Shares.  The Company shall not be required to issue certificates representing fractions of Option Shares and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction to the nearest whole number of Option Shares.

6.

Withholding Taxes. As a condition to the exercise of a stock option, the Holder shall make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company shall have the right to retain without notice sufficient shares of stock otherwise issuable to the Holder upon exercise of this option to satisfy the withholding obligation. Unless the Company’s Board of Directors in its sole discretion determines otherwise, the Holder may satisfy the withholding obligation by electing to have the Company or a related corporation withhold from the shares to be issued upon exercise of this option that number of shares having a fair market value equal to the amount required to be withheld.

7.

No Rights or Liabilities as a Stockholder.  This Option shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Option, in the absence of affirmative action by the Holder hereof to purchase Option Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

8.

Transfer, Exchange, and Replacement of Option.

            (a)        Restriction on Transfer.  This Option is non-transferable otherwise than by will or the laws of descent and distribution and may not be offered, sold, transferred or assigned to any third party. Each Option shall be exercisable during the Holder’s lifetime only by the Holder or, in the event of Disability, by the Holder’s personal representative.  In the event of the death of a Holder, exercise of any Award or payment with respect to any Award shall be made only by or to the executor or administrator of the estate of the deceased Holder or the person or persons to whom the deceased Holder’s rights under the Award shall pass by will or the laws of descent and distribution, and

(b)

Replacement of Option. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Option and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Option, the Company, will execute and deliver, in lieu thereof, a new Option of like tenor.

(c)

Cancellation; Payment of Expenses.  Upon the surrender of this Option in connection with any exchange, or replacement as provided in this Paragraph 7, this Option shall be promptly canceled by the Company.  The Company shall pay all taxes and all other expenses (other than legal expenses, if any, incurred by the Holder) and charges payable in connection with the preparation, execution, and delivery of Options pursuant to this Paragraph 7.

9.

Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder of this Option shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such Holder at the address shown for such Holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company, Attention: Chief Financial Officer, or at such other address as shall have been furnished to the Holder of this Option by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 8, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

10.

Governing Law. THIS OPTION SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES

FEDERAL COURTS LOCATED IN WASHINGTON, WASHINGTON WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS OPTION, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS OPTION SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

11.

Miscellaneous.

(a)

Amendments.  This Option and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder hereof.

(b)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

(c)

Descriptive Headings.  The descriptive headings of the several paragraphs of this Option are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

[THE REMAINDER OF THIS PAGE IS TO BE LEFT BLANK]

EXECUTED on [____________________], 2011 and effective as of the Date of Grant first written above.

NEAH POWER SYSTEMS, INC.

By: _________________________

[NAME]

[TITLE]

ACCEPTANCE AND ACKNOWLEDGMENT

I, a resident of the State of [______________],, acknowledges receipt of a copy of the Option to Purchase Shares of Common Stock and the Plan.  I have reviewed the Option and the Plan in their entirety, I have had an opportunity to obtain the advice of counsel prior to executing this Option and I fully understand all provisions of the Option and the Plan.  I acknowledge that there may be adverse tax consequences upon exercise of the Option or disposition of the Option Shares and that I have been advised to consult a tax adviser prior to any such exercise or disposition.  I accept this Option and agree to be bound by all of the terms and provisions of the Option.

Dated:

            ______________________________

Social Security:

Name:

Address:

By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his or her execution of this Option to Purchase Shares of Common Stock, acknowledges that he or she has read the Option to Purchase Shares of Common Stock and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions included herein.

Dated:

Spouse’s Signature

Printed Name

By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

Dated:

Optionee’s Signature

NOTICE OF EXERCISE OF STOCK OPTION

To:

Neah Power Systems, Inc.

I, a resident of the State of _________________, hereby exercise my stock option granted by Neah Power Systems, Inc. (the “Company”) on August 25, 2011, subject to all the terms and provisions of the Option to Purchase Shares of Common Stock referred to therein, and notify the Company of my desire to purchase ______________ shares of Common Stock of the Company (the “Securities”) at the exercise price which were offered to me pursuant to said option.

I hereby represent and warrant that (1) I have had the opportunity to ask questions and receive answers concerning the information received about the Securities and the Company; and (2) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and the Company.

I am aware that the Securities have not been registered under the federal Securities Act of 1933 (the “1933 Act”) or any state securities laws, pursuant to exemption(s) from registration.  I understand that the reliance by the Company on such exemption(s) is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

I hereby represent and warrant that I am purchasing the Securities for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Securities.

I understand that because the Securities have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Securities cannot be sold unless the Securities are subsequently registered or an exemption from registration is available.

I agree that I will in no event sell or distribute all or any part of the Securities unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Securities or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

I consent to the placing of a legend on my certificate(s) for the Securities stating that the Securities have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Securities until the Securities may be legally resold or distributed.

I understand that at the present time Rule 144 of the Securities and Exchange Commission (“SEC”) may not be relied on for the resale or distribution of the Securities by me. I understand that the Company has no obligation to me to register the Securities with the SEC and has not represented to me that it will register the Securities.

I AM ADVISED, PRIOR TO MY PURCHASE OF THE SECURITIES, THAT NEITHER THE OFFERING OF THE SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE SECURITIES ACT OF 1933, THE WASHINGTON STATE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES ACT (THE “ACTS”) AND THAT THE SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY OF THE ACTS AND THEREFORE CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ACTS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Dated:

Taxpayer I.D. Number

                      Name

Address: